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                                                                      Exhibit 21


                          MORRISON KNUDSEN CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

Consolidated subsidiaries of the registrant,
Morrison Knudsen Corporation (Delaware)

                                         STATE OR COUNTRY OF INCORPORATION
                                         ---------------------------------
  Broadway Insurance Company, Ltd.                   Bermuda
  Centennial Engineering, Inc.                       Colorado
  Industrial Constructors Corporation                Montana
  MK Ferguson of Oak Ridge Company                   Tennessee
  Morrison Knudsen B.V.                              Netherlands
  Morrison Knudsen Corporation                       Ohio
  Morrison Knudsen Corporation (Montana)             Montana
  Morrison Knudsen Deutschland GmbH                  Germany
  National Projects, Inc.                            Nevada

  The names of particular subsidiaries have been excluded because when considered in the aggregate as a single subsidiary, as of November 30, 1998, they would not constitute a significant subsidiary under Rule 1-02 of Regulation S-X.

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